Exhibit 10.5
TENTH AMENDMENT TO THE
MARATHON PETROLEUM THRIFT PLAN

Pursuant to the powers of amendment reserved under Section 24.01 of the Marathon Petroleum Thrift Plan, as amended and restated effective as of January 1, 2023, and as thereafter amended from time to time (the “Plan”), the Plan is amended, effective February 27, 2026, as follows.
FIRST AND ONLY CHANGE
The Plan is amended by the addition of a new Appendix H, reading as follows:
Appendix H: Provisions Specific to Northwind Participants
The following provisions apply to any member (a “Northwind Member” and including any beneficiary or alternate payee thereof) whose account balance in the HR&P Solutions, Inc. 401(k) Salary Reduction Plan and Trust, a multiple employer plan (such plan is the “HR&P Plan”, and such account balance is an “HR&P Account Balance”) was spun off from the HR&P Plan to this Plan, effective February 27, 2026, pursuant to the Instrument of Spinoff and Amendment adopted by the Company, Northwind Midstream Partners LLC and Northwind Management LLC, also effective February 27, 2026.
Each Northwind Member’s HR&P Account Balance is confirmed as being nonforfeitable, i.e., 100% vested, and shall be accounted for using the Plan’s existing account types and Plan Trustee and recordkeeper sources.
The Plan’s existing rules for member accounts, including as to distributions, rollovers, and all other Plan features apply to the Northwind Members’ HR&P Account Balances spun off into the Plan, such that any protected benefit under Code Section 411(d)(6) relating to same under the HR&P Plan’s terms is fully protected by this Plan’s features without the need for any separate and additional protected benefit provisions in this Appendix H.
The Plan, as amended by the foregoing changes, is ratified and confirmed in all respects.
IN WITNESS WHEREOF, the undersigned has caused this amendment to be executed effective as of the date specified above.

    /s/ Lori B. Glawe
    By: Lori B. Glawe, acting as authorized delegate

    Date Signed: February 26, 2026